                                                                      EXHIBIT 23

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

         We consent to the use on the Form 10-K of Sterling Drilling Fund 1983-2 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.




                                            Very truly yours,



                                            /s/ RYDER SCOTT COMPANY, L.P.
                                            RYDER SCOTT COMPANY, L.P.



Denver, Colorado
March 14, 2001